Exhibit 99.1

FOR IMMEDIATE RELEASE

July 28, 2006

CONTACT:	Ronald J. Domanico
Senior Vice President and
Chief Financial Officer
(770) 948-3101

CARAUSTAR INDUSTRIES, INC. REPORTS

SECOND QUARTER 2006 RESULTS

ATLANTA, Georgia - Caraustar Industries, Inc. (NASDAQ-NGM Symbol: CSAR) today announced that sales from continuing operations for the second quarter ended June 30, 2006 were $233.8 million, an increase of 7.6 percent over sales of $217.2 million for the same quarter in 2005. Loss from continuing operations for the second quarter of 2006 was $8.1 million, or $0.28 per share, compared to 2005 second quarter income from continuing operations of $1.1 million, or $0.04 per share. The second quarter 2006 and 2005 results included restructuring and impairment costs of approximately $3.6 million and $0.3 million pre-tax, or $0.08 and $0.01 per share, respectively. The second quarter 2006 results also included $0.7 million ($0.02 per share) in accelerated depreciation related to four closed facilities, severance cost of $0.5 million ($0.01 per share), an inventory write-down of $0.5 million ($0.01 per share) and a cost of $12.4 million ($0.27 per share) associated with the redeemed senior subordinated notes ($10.3 million loss on redemption and $2.1 million interest expense). The company accrued $1.5 million ($0.03 per share) related to a vendor claim in the second quarter of 2006. The vendor claims that it under billed the company and the company expects that the amounts it has accrued regarding this matter will be sufficient.

Paperboard volume, excluding discontinued operations, for the quarter ended June 30, 2006 increased approximately 6.3 thousand tons, or 2.4 percent, compared to the same period last year, led by gypsum facing paper grades. This increase paralleled an industry aggregate increase of 2.4 percent. Gypsum facing paper volume was up 10.8 percent over second quarter 2005 (when the Sweetwater Paperboard mill incurred downtime and inefficiencies associated with an equipment upgrade). Compared to the second quarter of 2005, recycled folding paperboard was up 3.5 percent; tube, can and composite container volume was flat;

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•        P. O. BOX 115        •        AUSTELL, GA 30168-0115

AUSTELL THREADMILL COMPLEX        •        5000 AUSTELL-POWDER SPRINGS ROAD         •        SUITE 300

AUSTELL, GA 30106-3227         •         PHONE 770 . 948 . 3101

www.caraustar.com

Caraustar Industries, Inc.

July 28, 2006

and other specialty paperboard was down 3.8 percent. Margins expanded by $9 per ton in the mill group and $39 per ton in the tube and core group compared to the same period a year ago. The margin expansion in the mill group was offset by the $1.5 million accrued for the aforementioned vendor claim. The margin increase in the company’s tube and core business was partially offset by certain expenses included in operating income and referred to above (inventory write-down of $0.5 million, accelerated depreciation of $0.3 million and severance of $0.5 million). Freight costs related to tubes and cores also increased $0.5 million over the same period a year ago.

Caraustar’s 50-percent interest in the Premier Boxboard Limited (PBL) mill contributed $2.0 million in equity in income of unconsolidated affiliates for the second quarter 2006 compared to $2.2 million last year. For the six months ended June 30, 2006, Caraustar’s share of PBL’s income was $3.6 million compared to $4.0 million for the same period last year, down primarily due to a 5 day power utility outage in the first quarter 2006. Year to date, Caraustar received $5.0 million in cash distributions from PBL in both 2006 and 2005. In 2006, the full amount was received in the second quarter, whereas in 2005, $1.0 million was received in the first quarter and $4.0 million was received in the second quarter.

Six-month period ended June 30, 2006

Sales from continuing operations for the six-month period ended June 30, 2006 were $468.1 million, an increase of 7.0 percent compared to sales of $437.4 million for the same period in 2005. Income from continuing operations for the six-month period in 2006 was $77.1 million, or $2.69 per share, compared to income from continuing operations for the six-month period in 2005 of $3.1 million, or $0.11 per share. Income from continuing operations for the first half of 2006 included restructuring charges of $3.6 million, a gain of $135.2 million on the sale of the company’s 50-percent interest in its Standard Gypsum joint venture, and a cost of $18.8 million associated with the redeemed senior subordinated notes ($10.3 million loss on redemption and $8.5 million interest expense). Income from operations decreased from $10.2 million for the six-month period ended June 30, 2005 to $4.5 million for the same period in 2006. The primary factors for this decrease in income from operations were higher fuel and energy costs in the paperboard mills of approximately $3.7 million, higher restructuring and impairment costs of $2.8 million, expense of $1.5 million related to a vendor claim and increased selling, general and administrative costs of $2.1 million. These factors were partially offset by higher selling prices and lower recovered fiber costs. Selling, general and administrative costs were higher due primarily to a $1.2 million settlement of a patent infringement claim recorded in the first quarter of 2006 and $0.5 million related to severance. The sale of Caraustar’s 50-percent interest in Standard Gypsum on January 17, 2006 resulted in the reduction in equity in income of unconsolidated affiliates from $17.9 million in 2005 to $3.7 million in 2006.

Michael J. Keough, president and chief executive officer of Caraustar, commented, “On a look-through basis, after adjustments for restructuring and other costs, we view our

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Caraustar Industries, Inc.

July 28, 2006

performance as slightly ahead of expectations. Volume improved for uncoated recycled grades as Caraustar was up about 6 thousand tons. Our paperboard mills operated at 95.7 percent in the second quarter of 2006, up from 93.0 percent a year ago, but down when compared to 96.9 percent for the first quarter 2006. Pricing is improving but still lags input cost increases. Recently announced price increases should positively impact the third quarter.

“In the second quarter 2006, we consolidated our tube and core and custom packaging businesses into the Converted Products Group and have redirected our focus to make this business more efficient and effective in serving customers. There were write-offs this quarter of non-strategic assets with this change in operating philosophy, and we continue to evaluate the impact of consolidating these businesses.

“Subsequent to quarter end, we completed the sale of our Sprague Paperboard mill to Cascades, Inc. for $14.5 million and applied the proceeds to our revolving line of credit. This transaction and the continuing negotiations for the sale of Caraustar’s other two coated recycled boxboard mills and the contract packaging business are part of the company’s previously announced decision to exit non-core businesses.”

Liquidity

The company ended the second quarter with a cash balance of $7.4 million compared to $86.7 million at the end of second quarter of 2005 and $300.4 million at March 31, 2006. For the six months ended June 30, 2006, the company used $3.6 million of cash in operating activities versus providing $7.4 million for the same period last year. The decrease is primarily the result of lower income from continuing operations and an $11.5 million decrease in distributions from unconsolidated affiliates, due to the sale of Standard Gypsum. Capital expenditures were $15.8 million for the six months ended June 30, 2006 versus $11.6 million for the same period a year ago. The increase was due to $2.7 million in higher ERP investment and $1.7 million associated with the sale of the partition business in the first quarter 2006.

The company had $49.0 million in drawn borrowings outstanding under its $145 million senior secured credit facility and had $12.6 million in letters of credit outstanding. Subsequent to June 30, 2006, the company repaid $15.0 million of the $49.0 million outstanding under its senior secured credit facility.

Caraustar, a recycled packaging company, is one of the world’s largest integrated manufacturers of converted recycled paperboard and is dedicated to providing customers with outstanding value through innovative products and services. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes, cores and composite cans; folding cartons; gypsum facing paper and miscellaneous other specialty paperboard products. For additional information on Caraustar, please visit the company’s website at www.caraustar.com.

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\Caraustar Industries, Inc.

July 28, 2006

Caraustar Industries, Inc. (NASDAQ-NGM: CSAR) will host a conference call that will be webcast live to review second quarter 2006 results. The call will be on Friday, July 28, 2006 at 9:00 a.m. (ET). In order to listen to the webcast of its conference call, participants can log on to the Caraustar website at www.caraustar.com and look for the webcast button/icon on the “Investor Relations” page.

This press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results, financial condition, business plans and industry trends and their potential impact on the company’s business and financial results. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, among others: fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, the degree of market receptiveness to price increases and energy surcharges, changes in demand for the company’s products, the degree of success achieved by the company’s new product initiatives, uncertainties related to the company’s ability to successfully complete its recently announced strategic transformation plan (including uncertainties regarding the following: the company’s ability to complete the sale of the remaining discontinued operations; customer and vendor responses to the execution of those sales and/or disposition; and the cost, availability or feasibility of expansion, technology, investment or acquisition opportunities that the company may desire to pursue), changes in government regulations, the company’s ability to service its substantial indebtedness, and unforeseen difficulties with the consolidation, integration of the company’s accounting and control operations and IT systems. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

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Caraustar Industries, Inc.

Unaudited Supplemental Data

Volume Sold (tons 000’s):	Q2 2006	Q1 2006	Q4 2005	Q3 2005	Q2 2005
CSAR Mill Tons Sold (Market) *	133.8	136.7	135.8	136.3	130.6
CSAR Mill Tons Converted	110.4	106.3	97.2	98.7	105.2

Total CSAR Mill Tons *	244.2	243.0	233.0	235.0	235.8
Outside Paperboard Purchased	26.6	28.2	26.6	28.3	28.7

Volume from Continuing Operations	270.8	271.2	259.6	263.3	264.5
Volume from Discontinued Operations	55.4	59.5	57.9	57.0	56.9

Total Paperboard Controlled *	326.2	330.7	317.5	320.3	321.4

Tube & Core Tons	83.2	84.0	77.1	79.3	83.2
Folding Carton Tons	52.6	54.7	52.0	49.5	50.8
Gypsum Paper Tons *	72.1	71.4	73.6	74.5	65.1
Other Specialty Tons *	62.9	61.1	56.9	60.0	65.4

Volume from Continuing Operations	270.8	271.2	259.6	263.3	264.5
Volume from Discontinued Operations	55.4	59.5	57.9	57.0	56.9

Total Paperboard Controlled *	326.2	330.7	317.5	320.3	321.4

PBL gypsum facing and other specialty paper sold *	49.1	49.0	54.4	52.0	51.1

*	Includes gypsum facing and other specialty paper sold by Caraustar’s 50% owned unconsolidated Premier Boxboard (“PBL”) joint venture.

EBITDA ($ in millions)	$16.0	$10.6	$14.1	$20.5	$24.7

Changes in Selling Price and Costs ($/ton):
	Q2 2006 vs. Q2 2005	Q2 2006 vs. Q1 2006
Mill Average Selling Price	$15.3	$0.9
Mill Average Fiber Cost	(1.1)	16.5
Mill Average Fuel & Energy Cost	7.2	(6.4)

Net Increase (Decrease)	$9.2	$(9.2)

Tubes and Cores Average Selling Price	$47.7	$18.6

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2006	2005	2006	2005
SALES	$233,834	$217,223	$468,140	$437,445
COST OF SALES	197,299	181,050	395,313	363,892
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	31,043	30,698	64,694	62,555

Income from continuing operations before restructuring and impairment costs	5,492	5,475	8,133	10,998
RESTRUCTURING AND IMPAIRMENT COSTS	3,620	258	3,635	820

Income from operations	1,872	5,217	4,498	10,178
OTHER (EXPENSE) INCOME:
Interest expense	(7,029)	(10,358)	(17,125)	(20,968)
Interest income	1,445	554	3,625	1,063
Equity in income of unconsolidated affiliates	2,060	9,560	3,651	17,916
(Loss) gain on redemption of senior subordinated notes	(10,272)	121	(10,272)	121
Gain on sale of interest in Standard Gypsum, L.P.	—	—	135,247	—
Other, net	15	100	108	166

	(13,781)	(23)	115,234	(1,702)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	(11,909)	5,194	119,732	8,476
BENEFIT (PROVISION) FOR INCOME TAXES	3,859	(4,022)	(42,500)	(5,222)
MINORITY INTEREST IN LOSS (INCOME)	(69)	(81)	(83)	(106)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(8,119)	1,091	77,149	3,148

DISCONTINUED OPERATIONS
LOSS FROM DISCONTINUED OPERATIONS	(121)	(1,480)	(7,210)	(3,870)
BENEFIT FOR INCOME TAXES OF DISCONTINUED OPERATIONS	34	503	2,507	1,290

LOSS FROM DISCONTINUED OPERATIONS	(87)	(977)	(4,703)	(2,580)

NET INCOME (LOSS)	$(8,206)	$114	$72,446	$568

BASIC
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(0.28)	$0.04	$2.70	$0.11

LOSS FROM DISCONTINUED OPERATIONS	$0.00	$(0.04)	$(0.16)	$(0.09)

NET INCOME (LOSS) PER COMMON SHARE	$(0.28)	$0.00	$2.54	$0.02

Weighted average number of shares outstanding	28,570	28,765	28,559	28,763

DILUTED
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(0.28)	$0.04	$2.69	$0.11

LOSS FROM DISCONTINUED OPERATIONS	$0.00	$(0.04)	$(0.16)	$(0.09)

NET INCOME (LOSS) PER COMMON SHARE	$(0.28)	$0.00	$2.53	$0.02

Weighted average number of shares outstanding	28,570	28,857	28,615	28,892

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	June 30, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,447	$95,152
Receivables, net of allowances	96,521	91,061
Inventories	70,883	70,959
Refundable income taxes	—	56
Current deferred tax asset	8,682	40,259
Other current assets	11,413	21,613
Investment in unconsolidated affiliate	—	13,212
Assets of discontinued operations held for sale	64,060	76,665

Total current assets	259,006	408,977
PROPERTY, PLANT AND EQUIPMENT:
Land	9,715	7,931
Buildings and improvements	92,171	97,536
Machinery and equipment	429,845	424,503
Furniture and fixtures	14,739	15,071

	546,470	545,041
Less accumulated depreciation	(294,931)	(290,004)

Property, plant and equipment, net	251,539	255,037

GOODWILL	127,574	129,275

INVESTMENT IN UNCONSOLIDATED AFFILIATES	42,688	44,037

OTHER ASSETS	19,130	21,806

	$699,937	$859,132

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of debt	$5,915	$85
Accounts payable	76,454	78,015
Accrued interest	1,667	7,976
Accrued compensation	9,528	9,146
Capital lease obligations	522	542
Income taxes payable	4,642	—
Other accrued liabilities	22,984	34,711
Liabilities of discontinued operations	19,499	31,373

Total current liabilities	141,211	161,848

LONG-TERM DEBT, less current maturities	275,031	492,305

LONG-TERM CAPITAL LEASE OBLIGATIONS	369	561

DEFERRED INCOME TAXES	49,872	48,699

PENSION LIABILITY	45,795	41,877

OTHER LIABILITIES	5,928	5,446

SHAREHOLDERS’ EQUITY:
Common stock	2,908	2,879
Additional paid-in capital	189,966	189,231
Retained earnings (deficit)	17,612	(54,834)
Accumulated other comprehensive loss	(28,755)	(28,880)

Total shareholders’ equity	181,731	108,396

	$699,937	$859,132

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the Six Months Ended June 30,
	2006	2005
Cash provided by
Operating activities:
Net income	$72,446	$568
Depreciation and amortization	11,162	14,127
Write-off of deferred debt costs	155	—
Equity-based compensation expense	547	458
Loss (gain) on redemption of senior subordinated notes	10,272	(121)
Restructuring and impairment costs	7,011	249
Deferred income taxes	32,754	3,765
Gain on sale of interest in Standard Gypsum, L.P.	(135,247)	—
Loss on sale of assets held for sale (discontinued operations)	2,073	—
Equity in income of unconsolidated affiliates	(3,651)	(17,916)
Distributions from unconsolidated affiliates	3,616	14,766
Changes in operating assets and liabilities	(4,688)	(8,470)

Net cash (used in) provided by operating activities	(3,550)	7,426

Investing activities:
Purchases of property, plant and equipment	(15,799)	(11,551)
Proceeds from disposal of property, plant and equipment	353	1,105
Return of investment in unconsolidated affiliates	1,384	1,734
Proceeds from sale of assets held for sale (discontinued operations)	7,195	—
Acquisition of businesses, net of cash acquired	(11,059)	—
Changes in restricted cash	10,712	(69)
Net proceeds from sale of interest in Standard Gypsum, L.P.	148,460	—
Investment in unconsolidated affiliates	—	(40)

Net cash provided by (used in) investing activities	141,246	(8,821)

Financing activities:
Repayments of short and long-term debt	(274,110)	(2,413)
Repayments of senior credit facility - revolver	(15,000)	—
Proceeds from senior credit facility - revolver	30,000	—
Proceeds from senior credit facility - term loan	35,000	—
Payments for capital lease obligations	(248)	(234)
Proceeds from swap agreement unwinds	—	826
Deferred debt costs	(1,135)	—
Issuances of stock, net of forfeitures	92	198

Net cash used in financing activities	(225,401)	(1,623)

Net decrease in cash and cash equivalents	(87,705)	(3,018)
Cash and cash equivalents at beginning of period	95,152	89,756

Cash and cash equivalents at end of period	$7,447	$86,738

Supplemental Disclosures:
Cash payments for interest	$22,303	$23,075

Income tax payments, net of refunds	$2,865	$274

Property acquired under capital leases	$36	$1,532